As filed with the Securities and Exchange Commission on February 7, 2001
                                                     Registration No. 333-34528



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                          Pre-Effective Amendment No. 1
                                       to
                                    FORM S-3
                       ----------------------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             AREMISSOFT CORPORATION
              ------------------------------------------------------
             (Exact name of the Company as specified in its charter)

                   Delaware                              68-0413929
---------------------------------------------   -------------------------------
(State or other jurisdiction of incorporation   (I.R.S. Employer Identification
            or organization)                            Number)


                                Goldsworth House
                                   Denton Way
                             Woking, Surrey GU21 3LG
                                 United Kingdom
                         Telephone: 011-44-1483-885-000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
         --------------------------------------------------------------
                                 Roys Poyiadjis
                           Co-Chief Executive Officer
                             AremisSoft Corporation
                               Sentry Office Plaza
                          216 Haddon Avenue, Suite 607
                           Westmont, New Jersey 08108
                             Telephone: 856-869-0770
                             Facsimile: 856-869-9183
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)
         --------------------------------------------------------------

                                   Copies to:

                              Scott E. Bartel, Esq.
                               Eric J. Stiff, Esq.
                              Bartel Eng & Schroder
                          300 Capitol Mall, Suite 1100
                              Sacramento, CA 95814
                             Telephone: 916-442-0400
                             Facsimile: 916-442-3442

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed maximum
Title of each class of              Amount to be       offering price per       Proposed maximum          Amount of
securities to be registered        registered (1)           share(2)        aggregate offering price   registration fee
----------------------------       ---------------     -------------------  ------------------------- -----------------
Common Stock,                       6,000,000             $26.28125                $157,687,500             $39,422(3)
$0.001 par value


(1) This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of AremisSoft Corporation.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq National Market on January 25, 2001.

(3)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee                             $  39,422

Nasdaq fee                                          17,500

Printing and engraving expenses                      2,000

Accounting fees and expenses                        10,000

Legal fees and expenses                             10,000

Transfer agent and registrar fees                    2,000

Miscellaneous                                        2,000
                                                 ---------
     Total                                       $  82,922
                                                 =========


Item 15. Indemnification of Directors and Officers.

     Our certificate of incorporation contains provisions eliminating or limiting director liability to us and our stockholders for monetary damages arising from acts or omissions in the capacity as a director. The provisions do not, however, eliminate the personal liability of a director for any breach of a director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate personal liability, under a negligence standard, for violations of Delaware statutory provisions concerning unlawful dividends or stock repurchases or redemptions. This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care, except as discussed above. As a result, our ability or our stockholders' ability to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

     Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law, subject to limited exceptions against liabilities arising by reason of their status or services as an officer or director.

     We have entered into separate indemnification agreements with our directors and some of our officers that require us to, among other things, advance expenses as a result of any proceeding against them and to which they could be indemnified. We may, from time to time, agree to provide similar indemnification to our employees and agents.

     The employment agreements with Dr. Kyprianou and Mr. Poyiadjis also provide that we will indemnify these individuals for any losses, costs, damages or expenses incurred as a direct consequence of the discharge of their duties or by reason of their status as our agents.

Item 16.  Exhibits and Financial Statement Schedules.

        Unless otherwise noted, the following exhibits are filed with this registration statement.

        (a) Exhibits.

 1.1      Form of Underwriting Agreement(s)(1)
 2.1 Agreement of Merger between the Registrant and AremisSoft Corporation, a Nevada corporation dated March 5, 1999(2)
 2.2 Plan and Agreement of Reorganization between AremisSoft Corporation, a Nevada corporation and LK Global Information Systems, B.V.(2)
 2.3 Addendum to the Plan and Agreement of Reorganization between AremisSoft Corporation, a Nevada corporation and LK Global Information Systems, B.V.(2)
 4.1      Specimen Common Stock Certificate(2)
 4.2      Form of Warrant to purchase Common Stock(2)
 5.1      Opinion of Bartel Eng & Schroder
23.1      Consent of Bartel Eng & Schroder contained in Exhibit 5.1
23.2 Consent of PKF (formerly Pannell Kerr Forster), chartered accountants(3)
24.1      Power of Attorney (included on signature pages) (3)

---------

(1) If we enter into any underwriting agreement(s), we will file the agreement(s) with the SEC in an amendment to this registration statement or in a current report on Form 8-K, in accordance with Item 601 of Regulation S-K.

(2) Incorporated by reference to our registration statement on Form S-1 (No. 333-58351).

(3)  Previously filed in our registration statement on Form S-3 (No. 333-54528)

Item 17.  Undertakings.

The undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(6) That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on February 7, 2001.

                                            AREMISSOFT CORPORATION,
                                            a Delaware Corporation

                                        /s/ ROYS POYIADJIS
                                            ---------------------------
                                            Roys Poyiadjis,
                                            Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                         Date
---------------------------------------------              ----------------


 /s/ ROYS POYIADJIS  *                                      February 7, 2001
---------------------------------------------
Dr. Lycourgos K. Kyprianou,
Chairman of the Board and
Co-Chief Executive Officer

/s/ ROYS POYIADJIS                                         February 7, 2001
---------------------------------------------
Roys Poyiadjis,
Co-Chief Executive Officer

/s/ ROYS POYIADJIS  *                                      February 7, 2001
---------------------------------------------
Michael Tymvios,
Chief Financial Officer

/s/ ROYS POYIADJIS  *                                      February 7, 2001
---------------------------------------------
Dann V. Angeloff,
Director

/s/ ROYS POYIADJIS  *                                      February 7, 2001
---------------------------------------------
H. Tate Holt,
Director

/s/ ROYS POYIADJIS  *                                      February 7, 2001
---------------------------------------------
George Papadopoulos,
Director

/s/ ROYS POYIADJIS  *                                      February 7, 2001
---------------------------------------------
John Malamas,
Director


---------------------------------------------
Stan Patey,
Director

* By power of attorney dated January 29, 2001

EXHIBIT INDEX


Exhibit
Number                                                      Description

 1.1      Form of Underwriting Agreement(s)(1)

 2.1 Agreement of Merger between the Registrant and AremisSoft Corporation, a Nevada corporation dated March 5, 1999(2)

 2.2 Plan and Agreement of Reorganization between AremisSoft Corporation, a Nevada corporation and LK Global Information Systems, B.V.(2)

 2.3 Addendum to the Plan and Agreement of Reorganization between AremisSoft Corporation, a Nevada corporation and LK Global Information Systems, B.V.(2)

 4.1      Specimen Common Stock Certificate(2)

 4.2      Form of Warrant to purchase Common Stock(2)

 5.1      Opinion of Bartel Eng & Schroder

23.1      Consent of Bartel Eng & Schroder contained in Exhibit 5.1

23.2 Consent of PKF (formerly Pannell Kerr Forster), chartered accountants(3)

24.1      Power of Attorney (included on signature pages) (3)

------------

(1) If we enter into any underwriting agreement(s), we will file the agreement(s) with the SEC in an amendment to this registration statement or in a current report on Form 8-K, in accordance with Item 601 of Regulation S-K.

(2) Incorporated by reference to our registration statement on Form S-1 (No. 333-58351).

(3)  Previously filed in our registration statement on Form S-3 (No. 333-54528).